SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             ----------------------

                            R-B RUBBER PRODUCTS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             Oregon                                        93-0967413
-------------------------------                  -------------------------------
(State or Other Jurisdiction of                  (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                  904 E. 10th Avenue, McMinnville, Oregon 97128
          (Address of Principal Executive Offices, including Zip Code)

              R-B Rubber Products, Inc. Directors Stock Option Plan
                            (Full Title of the Plan)

                               904 E. 10th Avenue
                            McMinnville, Oregon 97128
                    (Address of principal executive offices)

                                 (503) 472-4691
     (Telephone Number, Including Area Code, of principal executive offices)
                             ----------------------

                                    Copy to:
                                  David C. Baca
                                Stuart C. Harris
                              Davis Wright Tremaine
                              1300 SW Fifth Avenue
                                   Suite 2300
                             Portland, Oregon 97201

                         CALCULATION OF REGISTRATION FEE
========================== ==================== ==================== ====================== ======================
Title of Securities to     Amount to be         Proposed Maximum     Proposed Maximum       Amount of
be Registered              Registered           Offering Price Per   Aggregate Offering     Registration Fee
                                                Share(1)             Price
-------------------------- -------------------- -------------------- ---------------------- ----------------------
Common Stock                      400,000               $3.00              $1,200,000              $316.80
========================== ==================== ==================== ====================== ======================

(1) Estimated solely for the purpose of calculating the registration fee. The price per share is estimated to be $3.00 based on the last sale quoted on NASDAQ on April 20, 2000.


                                  Page 1 of 17
                              Exhibit Index Page 9

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.1

Item 2.  Registrant Information and Employee Plan Annual Information.2





















----------
1 Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to Part 1 of Form S-8.
2 Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to Part 1 of Form S-8.

                                     PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents are hereby incorporated by reference into this Registration Statement:

         (a) The Registrant's most recent annual report on Form 10-KSB (File No. 0-25974), filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, containing audited financial statements for the Registrant's latest fiscal year;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant document referred to in
                  (a) above; and

         (c) The Registrant's description of securities contained in the registration statement on Form SB-2, filed under File No. 33-90376-LA and declared effective on May 9, 1995.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 4.  Description of Securities.

         The securities to be offered pursuant to this Registration Statement include non-statutory and incentive stock options (collectively the "Options") to purchase shares of Common Stock (the "Shares") of the Registrant. There is no established trading market for the Options. The Shares are listed and traded on the National Association of Securities Dealers Automated Quotation System - Small Cap Market ("NASDAQ-Small Cap") under the symbol "RBBR." During the two-year period ended December 31, 1999 the Shares traded at a range between $0.87 (low) and $3.33 (high) per Share. The closing price on April 20, 2000 was $3.00.

         The total number of options that may be granted under the Plan shall not exceed 400,000.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Registrant has authority under applicable provisions of the Oregon Corporations Act to indemnify its directors and officers to the extent provided under such Act. The Registrant's

Bylaws, dated February 3, 1995 as currently amended, contain additional indemnification provisions for the benefit of certain directors and officers of the Registrant.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following Exhibits are filed as a part of this Registration
Statement:

Exhibit
Number     Description

3.1        Articles of Incorporation (1)

3.2        Bylaws(1)

4.1        Reference is made to Exhibits 3.1 and 3.2

10.3       R-B Rubber Products, Inc. Directors Stock Option Plan Summary

5.1        Opinion of Davis Wright Tremaine.

23.1       Consent of Davis Wright Tremaine, contained in opinion filed as
           Exhibit 5.1.

23.2       Consent of Arthur Andersen LLP.

23.3       Consent of Morrison & Liebswager.

24.1       Power of Attorney (see signature page).










----------
(1) Incorporated by reference to Registrant's Registration Statement on Form SB-2, as amended and filed with the commission on May 9, 1995 (File No. 33-90376)

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes to do the following:

              (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                   (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) Reflect in the prospectus facts or events which,
                        individually or together, represent a fundamental change in the information in the registration statement; and

                   (iii) Include any additional or changed material information on the plan of distribution.

              (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

              (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

              (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McMinnville, State of Oregon, on the 24th day of April 2000.

                                                     R-B RUBBER PRODUCTS, INC.,
                                                     AN OREGON CORPORATION



                                                     By:/s/ Ronald L. Bogh
                                                        --------------------
                                                     Ronald L. Bogh
                                                     President

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of R-B Rubber Products, Inc., hereby severally and individually constitute and appoint Ronald L. Bogh and Michael J. Highland, and each of them, as true and lawful attorneys in fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact, or any of them, may lawfully do or cause to be done by virtue of this appointment.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                         Title                         Date
      ---------                         -----                         ----

  /s/ Marvin S. Wool
----------------------
Marvin S. Wool              Chairman of the Board, R-B Rubber    April 24, 2000
Chairman of the Board       Products, Inc.

  /s/ Ronald L. Bogh        President, R-B Rubber Products,      April 24, 2000
----------------------      Inc.
Ronald L. Bogh
President

      Signature                      Title                           Date
      ---------                      -----                           ----

  /s/ Paul M. Gilson
----------------------
Paul M. Gilson              Director, Chief Operating Officer    April 24, 2000
Director, Chief Operating   and Senior Vice President, R-B
Officer and Senior Vice     Rubber Products, Inc.
President

  /s/ Gregory J. Divis
----------------------
Gregory J. Divis            Director, Vice President and         April 24, 2000
Director, Vice President    Secretary,  R-B Rubber Products,
and Secretary               Inc.

  /s/ Sandon L. Wool
----------------------
Sandon L. Wool              Director, R-B Rubber Products, Inc.  April 24, 2000
Director

  /s/ Lawrence J. Young
----------------------
Lawrence J. Young           Director, R-B Rubber Products, Inc.  April 24, 2000
Director

  /s/ Leland B. Curtis
----------------------
Leland B. Curtis            Director, R-B Rubber Products, Inc.  April 24, 2000
Director

  /s/ Michael J. Highland
-------------------------
Michael J. Highland         Controller, R-B Rubber Products,     April 24, 2000
Principal Accounting and       Inc.
Financial Officer

                                INDEX TO EXHIBITS

Exhibit                                                                                Sequentially
Number                                     Description                                Numbered Pages
-------      -------------------------------------------------------------------     --------------
 4.1         Articles of Incorporation dated March 10, 1995, incorporated by reference from the Registrant's registration statement on Form SB-2 filed under File No. 33-90376-LA and declared effective on May 9,
             1995.

 4.2         Bylaws dated February 3, 1995, incorporated by reference from the Registrant's registration statement on Form SB-2 filed under File No. 33-90376-LA and declared effective on May 9,
             1995.
10.3         R-B Rubber Products, Inc. Directors Stock Option Plan Summary.                10
 5.1         Opinion of Davis Wright Tremaine.                                             14
23.1         Consent of Davis Wright Tremaine, contained in opinion filed as               14
             Exhibit 5.1
23.2         Consent of Arthur Andersen LLP.                                               16
23.3         Consent of Morrison & Liebswager.                                             17
24.1         Power of Attorney (see signature page)                                         7
